Exhibit 99.1

Proofpoint Announces First Quarter 2017 Financial Results

•                       Total revenue of $113.3 million, up 43% year-over-year

•                       Billings of $137.4 million, up 40% year-over-year

•                       GAAP EPS of $(0.59) per share, Non-GAAP EPS of $0.12 per share

•                       Generated operating cash flow of $40.5 million and free cash flow of $28.2 million

•                       Increasing FY17 billings, revenue, profitability, and free cash flow guidance

SUNNYVALE, Calif., — April 20, 2017 — Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the first quarter ended March 31, 2017.

“Our strong first quarter results benefitted from continuing trends that included the overall threat landscape, the transition to the cloud, and enterprise customers driving vendor consolidation around Proofpoint’s best-of-breed cloud-based security platform,” stated Gary Steele, chief executive officer of Proofpoint.  “Our ability to exceed expectations was also driven by robust new and add-on activity, traction with new emerging products, and consistently high renewal rates.  I believe that our ongoing commitment to innovation and our proven capability in handling today’s advanced security threats positions the company to grow market share around the world for the remainder of the year and beyond.”

First Quarter 2017 Financial Highlights

•                  Revenue: Total revenue for the first quarter of 2017 was $113.3 million, an increase of 43%, compared to $79.0 million for the first quarter of 2016.

•                  Billings: Total billings were $137.4 million for the first quarter of 2017, an increase of 40%, compared to $98.3 million for the first quarter of 2016.

•                  Gross Profit: GAAP gross profit for the first quarter of 2017 was $80.9 million compared to $54.2 million for the first quarter of 2016.  Non-GAAP gross profit for the first quarter of 2017 was $86.9 million compared to $58.3 million for the first quarter of 2016.  GAAP gross margin for the first quarter of 2017 was 71% compared to 69% for the first quarter of 2016.  Non-GAAP gross margin was 77% for the first quarter of 2017 compared to 74% for the first quarter of 2016.

•                  Operating Income (Loss): GAAP operating loss for the first quarter of 2017 was $(18.0) million compared to a loss of $(25.6) million for the first quarter of 2016.  Non-GAAP operating profit for the first quarter of 2017 was $7.1 million compared to an operating loss of $(2.5) million for the first quarter of 2016.

•                  Net Income (Loss): GAAP net loss for the first quarter of 2017 was $(25.5) million, or $(0.59) per share, based on 43.2 million weighted average shares outstanding.  This compares to a GAAP net loss of $(31.7) million, or $(0.77) per share, based on 41.1 million weighted average shares outstanding for the first quarter of 2016.

Non-GAAP net profit for the first quarter of 2017 was $5.5 million, or $0.12 per share, based on 46.7 million weighted average diluted shares outstanding.  This compares to a non-GAAP net loss of $(3.5) million, or $(0.09) per share, based on 41.1 million weighted average diluted shares outstanding for the first quarter of 2016.  Non-GAAP earnings per share for the first quarter of 2017 excluded the approximately 8.0 million shares associated with the company’s convertible notes since the “If-Converted” threshold during the period was not achieved.

•                  Cash and Cash Flow: As of March 31, 2017, Proofpoint had cash, cash equivalents, and short term investments of $412.9 million.  The company generated $40.5 million in net cash from operations for the first quarter of 2017 compared to $17.4 million during the first quarter of 2016.  The company’s free cash flow for the quarter was $28.2 million compared to $9.6 million for the first quarter of 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

“Strong customer demand for our services paired with solid execution by the team resulted in revenue and billings growth of 43% and 40%, respectively,” stated Paul Auvil, chief financial officer of Proofpoint.  “During the quarter, we were particularly pleased with our ability to again nearly triple free cash flow while at the same time driving exceptional top line growth.”

First Quarter and Recent Business Highlights:

•                  Won Best Email Security and Best Regulatory Compliance in 2017 SC Awards.

•                  Launched Digital Risk Defense, the industry’s first integrated phishing and fraud defense solution across critical digital channels, to provide visibility and address threats outside of the traditional security infrastructure of companies.

Financial Outlook

As of April 20, 2017, Proofpoint is providing guidance for its second quarter and increasing full year 2017 guidance as follows:

•                  Second Quarter 2017 Guidance: Total revenue is expected to be in the range of $118.0 million to $120.0 million.  Billings are expected to be in the range of $141.0 million to $143.0 million.  GAAP net loss is expected to be in the range of $(26.9) million to $(30.1) million, or $(0.61) to $(0.69) per share, based on approximately 43.8 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $5.0 to $6.0 million, or $0.11 to $0.13 per share, using 54.8 million weighted average diluted shares outstanding, and adding back the $1.1 million in cash interest expense as prescribed under the “If-Converted” method.  Free cash flow is expected to be in the range of $11.0 million to $12.0 million.

•                  Full Year 2017 Guidance: Total revenue is expected to be in the range of $496.0 million to $500.0 million.  Billings are expected to be in the range of $619.0 million to $623.0 million.  GAAP net loss is expected to be in the range of $(109.2) million to $(117.6) million, or $(2.48) to $(2.67)

per share, based on approximately 44.0 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $26.5 million to $28.5 million, or $0.56 to $0.59 per share, using 55.3 million weighted average diluted shares outstanding, and adding back the $4.2 million in cash interest expense as prescribed under the “If-Converted” method.  Free cash flow is expected to be in the range of $98.0 million to $106.0 million, which assumes capital expenditures of $40.0 million to $42.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2017.  To access this call, dial (888) 262-8795 for the U.S. or Canada and (913) 312-0715 for international callers with conference ID #2005458.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through May 4, 2017, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #2005458.

About Proofpoint, Inc.

Proofpoint Inc. (NASDAQ:PFPT) is a leading next-generation security and compliance company that provides cloud-based solutions to protect the way people work today. Proofpoint solutions enable organizations to protect their users from advanced attacks delivered via email, social media and mobile apps, protect the information their users create from advanced attacks and compliance risks, and respond quickly when incidents occur. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, win rates and renewal rates, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Computational Guidance on Earnings Per Share Estimates

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

The number of shares includable in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. Costs associated with acquisitions include legal, accounting, and other professional fees, as well as changes in the fair value of contingent consideration obligations. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating loss excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations, and some of these items are cash-based. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, and tax effects associated with these items. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Subscription	$110,925	$77,397
Hardware and services	2,325	1,606
Total revenue	113,250	79,003
Cost of revenue:(1)(2)
Subscription	28,321	21,682
Hardware and services	4,055	3,142
Total cost of revenue	32,376	24,824
Gross profit	80,874	54,179
Operating expense:(1)(2)
Research and development	29,606	22,653
Sales and marketing	58,732	46,523
General and administrative	10,487	10,604
Total operating expense	98,825	79,780
Operating loss	(17,951)	(25,601)
Interest expense	(5,966)	(5,800)
Other (expense) income, net	(129)	2
Loss before provision for income taxes	(24,046)	(31,399)
Provision for income taxes	(1,434)	(257)
Net loss	$(25,480)	$(31,656)
Net loss per share, basic and diluted	$(0.59)	$(0.77)
Weighted average shares outstanding, basic and diluted	43,230	41,093

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$2,376	$1,638
Cost of hardware and services revenue	439	353
Research and development	7,050	5,602
Sales and marketing	7,897	6,818
General and administrative	4,612	4,072
Total stock-based compensation expense	$22,374	$18,483
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$3,188	$2,117
Research and development	15	15
Sales and marketing	967	1,273
Total intangible amortization expense	$4,170	$3,405

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$381,862	$345,426
Short-term investments	31,015	51,325
Accounts receivable, net	62,443	72,951
Inventory	472	598
Deferred product costs	1,749	1,829
Deferred commissions	18,513	21,168
Prepaid expenses and other current assets	13,372	17,498
Total current assets	509,426	510,795
Property and equipment, net	58,404	52,523
Deferred product costs	299	310
Goodwill	167,270	167,270
Intangible assets, net	57,538	61,708
Long-term deferred commissions	4,479	4,496
Other assets	10,542	4,558
Total assets	$807,958	$801,660
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,068	$15,297
Accrued liabilities	37,071	50,765
Capital lease obligations	32	32
Deferred rent	484	409
Deferred revenue	277,069	259,109
Total current liabilities	326,724	325,612
Convertible senior notes	371,941	366,541
Long-term capital lease obligations	83	91
Long-term deferred rent	2,630	2,413
Other long-term liabilities	10,552	9,008
Long-term deferred revenue	59,300	53,072
Total liabilities	771,230	756,737
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized; 43,623 and 43,015 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	532,314	514,034
Accumulated other comprehensive loss	(3)	(7)
Accumulated deficit	(495,587)	(469,108)
Total stockholders’ equity	36,728	44,923
Total liabilities and stockholders’ equity	$807,958	$801,660

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(25,480)	$(31,656)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,299	7,236
Loss on disposal of property and equipment	11	189
Amortization of investment premiums, net of accretion of purchase discounts	48	50
Recovery of doubtful accounts	(9)	(17)
Stock-based compensation	22,374	18,483
Change in fair value of contingent consideration	(1,446)	—
Amortization of debt issuance costs and accretion of debt discount	5,404	5,096
Foreign currency transaction loss (gain)	142	(224)
Changes in assets and liabilities:
Accounts receivable	10,450	(879)
Inventory	126	(96)
Deferred products costs	91	164
Deferred commissions	2,671	1,481
Prepaid expenses	(848)	(257)
Other current assets	344	56
Deferred income taxes	(2,355)	(126)
Long-term assets	(3,900)	3
Accounts payable	(1,585)	1,472
Accrued liabilities	651	(2,868)
Deferred rent	292	9
Deferred revenue	24,189	19,302
Net cash provided by operating activities	40,469	17,418
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	32,922	54,639
Purchase of short-term investments	(12,655)	(26,980)
Purchase of property and equipment	(12,251)	(7,838)
Receipts from escrow account	2,566	—
Net cash provided by investing activities	10,582	19,821
Cash flows from financing activities
Proceeds from issuance of common stock	2,325	1,872
Withholding taxes related to restricted stock net share settlement	(14,510)	(6,698)
Repayments of equipment loans and capital lease obligations	(8)	(8)
Holdback payments for prior acquisitions	—	(1,397)
Contingent consideration payment	(2,566)	—
Net cash used in financing activities	(14,759)	(6,231)
Effect of exchange rate changes on cash and cash equivalents	144	228
Net increase in cash and cash equivalents	36,436	31,236
Cash and cash equivalents
Beginning of period	345,426	346,205
End of period	$381,862	$377,441

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

GAAP gross profit	$80,874	$54,179
GAAP gross margin	71%	69%
Plus:
Stock-based compensation expense	2,815	1,991
Intangible amortization expense	3,188	2,117
Non-GAAP gross profit	86,877	58,287
Non-GAAP gross margin	77%	74%

GAAP operating loss	(17,951)	(25,601)
Plus:
Stock-based compensation expense	22,374	18,483
Intangible amortization expense	4,170	3,405
Acquisition-related expenses	(1,470)	4
Litigation-related expenses	—	1,195
Non-GAAP operating income (loss)	7,123	(2,514)

GAAP net loss	(25,480)	(31,656)
Plus:
Stock-based compensation expense	22,374	18,483
Intangible amortization expense	4,170	3,405
Acquisition-related expenses	(1,470)	4
Litigation-related expenses	—	1,195
Interest expense - debt discount and issuance costs	5,404	5,096
Income tax benefit (expense)	508	(22)
Non-GAAP net income (loss)	$5,506	$(3,495)
Add interest expense of convertible senior notes, net of tax (1)	—	—
Numerator for non-GAAP EPS calculation	$5,506	$(3,495)
Non-GAAP net income (loss) per share - diluted	$0.12	$(0.09)

GAAP weighted-average shares used to compute net loss per share, diluted	43,230	41,093
Dilutive effect of convertible senior notes (1)	—	—
Dilutive effect of employee equity incentive plan awards (2)	3,458	—
Non-GAAP weighted-average shares used to compute net income (loss) per share, diluted	46,688	41,093

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(2) The Company uses the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Total revenue	$113,250	$79,003

Deferred revenue
Ending	336,369	243,028
Beginning	312,181	223,726
Net Change	24,188	19,302
Less:
Deferred revenue contributed by acquisitions	—	—
Billings	$137,438	$98,305

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

GAAP cash flows provided by operating activities	$40,469	$17,418
Less:
Purchases of property and equipment	(12,251)	(7,838)
Non-GAAP free cash flows	$28,218	$9,580

Revenue by Solution

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Protection and Advanced Threat	$84,480	$78,698	$72,664	$64,797	$56,462	$53,544
Archiving, Privacy and Governance	28,770	28,107	27,120	25,107	22,541	21,395
Total revenue	$113,250	$106,805	$99,784	$89,904	$79,003	$74,939

Reconciliation of Non-GAAP Measures to Guidance

(In millions, except per share amount)

(Unaudited)

	Three Months Ending	Year Ending
	June 30,	December 31,
	2017	2017

GAAP net loss	$(30.1) - $(26.9)	$(117.6) - $(109.2)
Plus:
Stock-based compensation expense	25.5 - 23.5	106.0- 100.0
Intangible amortization expense	4.2 - 4.1	16.5 - 16.3
Acquisition-related expenses	—	—
Litigation-related expenses	—	—
Interest expense - debt discount and issuance costs	5.4	22.1
Income tax expense	(0.0) - (0.1)	(0.5) - (0.7)
Non-GAAP net income	$5.0 - $6.0	$26.5 - $28.5
Add interest expense of convertible senior notes, net of tax (if dilutive)	1.1	4.2
Numerator for non-GAAP EPS calculation	$6.1 - $7.1	$30.7 - $32.7
Non-GAAP net income per share - diluted	$0.11 - $0.13	$0.56 - $0.59
Non-GAAP weighted-average shares used to compute net income per share, diluted	54.8	55.3

	Three Months Ending	Year Ending
	June 30,	December 31,
	2017	2017

GAAP cash flows provided by operating activities	$21.0 - $22.0	$138.0 - $148.0
Less:
Purchases of property and equipment	10.0	40.0 - 42.0
Non-GAAP free cash flows	$11.0 - $12.0	$98.0 - $106.0

Media Contact

Kristy Campbell

Proofpoint, Inc.

408-517-4710

kcampbell@proofpoint.com

Investor Contacts

Jason Starr	Seth Potter
Proofpoint, Inc.	ICR for Proofpoint, Inc.
408-585-4351	646-277-1230
jstarr@proofpoint.com	seth.potter@icrinc.com